Exhibit (3.1)

EASTMAN KODAK COMPANY

A New Jersey Corporation

Fourth AMENDED AND RESTATED BY-LAWS

May 23, 2017

Article 1

SHAREHOLDERS

Section 1.  Annual Meetings of Shareholders.

An annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of other business properly before the meeting, shall be held in each year, on the date and at the time and place, as shall be fixed from time to time by the Board of Directors (the “Board”).

Section 2.  Special Meetings of Shareholders.

Special meetings of the shareholders, except where otherwise provided by law or these by-laws, may be called to be held on the date and at the time and place fixed by the Board, the Chairman of the Board (the “Chairman”), or the President, and shall be called by the Chairman, the President or the Secretary at the request in writing of a majority of the Board or at the request in writing of shareholders owning, in the aggregate, shares entitled to at least 20% of the total number of votes represented by the entire amount of capital stock of the corporation issued and outstanding and entitled to vote at the meeting.  The request shall state the purpose or purposes of the proposed meeting and shall include (i) a request for the inclusion in the notice of meeting of the proposal(s) the requesting shareholder(s) desires to bring before the meeting, (ii) the text of the proposal(s), (iii) the requesting shareholder(s)’ name(s) and address(es) and (iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”)) by the requesting shareholder(s).  The Secretary shall (as promptly as practicable but in no event more than ten days following delivery of a request) determine whether the request has been made by shareholders owning and holding, in the aggregate, the number of shares necessary to request a special meeting pursuant to this Section 2.  Upon the Secretary’s finding that the requisite number of shares have made the request, the Board shall determine (as promptly as practicable but in no event more than ten days following the date of the Secretary’s finding) whether the request is valid under applicable law, and if the request is determined to be valid shall fix a place and time for the meeting, which time shall be not less than ninety nor more than one hundred days after the receipt of the meeting request.

Section 3.  Notices of Meetings of Shareholders.

Notice of annual and special meetings of shareholders shall be given, not less than ten nor more than sixty days before the meeting, to each shareholder of record entitled to vote at the meeting, setting forth the date, time, place, and purpose or purposes of the meeting. The notice shall be given by mail or any other method permitted by law to each shareholder of record entitled to vote at the meeting, directed to the shareholder at the shareholder’s address as it appears on the stock books of the corporation.

Section 4.  Quorum.

Unless otherwise provided by law or the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum at the meeting.  Any action, other than the election of directors, shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or the Certificate of Incorporation.  Less than a quorum may adjourn the meeting.  No notice of an adjournment of the meeting shall be necessary if the Board does not fix a new record date for the adjourned meeting and if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

Section 5.  Qualifications of Voters.

At each meeting of the shareholders, each holder of record of each outstanding share of common stock of the corporation shall be entitled to one vote on each matter submitted to a vote.  The Board may fix in advance a date not less than ten nor more than sixty days preceding the date of any meeting of shareholders and not exceeding sixty days preceding the date for the payment of any dividend, or for the allotment of any rights, or for the purpose of any other action, as a record date for the determination of shareholders entitled to notice of and to vote at the meeting or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action.  In each case only shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to consent to or dissent from any proposal without a meeting, or to receive payment of a dividend or allotment of rights or take any other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 6.  Voting.

The vote for the election of directors and the vote on any question before the meeting may be taken by ballot and shall be taken by ballot if requested at the meeting by a shareholder entitled to vote at the meeting.  Each ballot shall state the name of the shareholder voting, if the shareholder is voting in person, or if voting by proxy, then the name of the proxy and the number of votes cast by the ballot.  A shareholder may vote either in person or by proxy.

Section 7.  Selection of Inspectors.

The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, or if any inspector fails to qualify, appear or act and the vacancy is not filled by the Board in advance of the meeting, the person presiding at the meeting may, and on the request at the meeting of any shareholder entitled to vote at the meeting shall, make such appointment.  No person shall be elected a director at a meeting at which the person has served as an inspector.

Section 8.  Duties of Inspectors.

The inspectors shall determine the number and voting power of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies.  The inspectors shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do any acts proper to conduct the election or vote with fairness to all shareholders. In determining the number of shares outstanding, the inspectors may rely on reports of the Treasurer or transfer agent.  In determining the voting power of each share, the inspectors may rely on reports of the Secretary.  In determining the results of any voting, the inspectors may rely on the reports of the Secretary as to the vote required to take any action or the vote required in an election.

Section 9.  Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a)      In addition to any other requirements under these by-laws, the Certificate of Incorporation or applicable laws, only matters properly brought before any annual or special meeting of shareholders of the corporation in compliance with the procedures set forth in this Section 9 shall be considered at such meeting.

(b)      For any matter to be properly brought before any meeting of shareholders, the matter must be specified in the notice of meeting given by the corporation.

(c)      A shareholder desiring to bring a proposal before an annual meeting of shareholders (other than to nominate a director of the corporation) shall deliver to the Secretary, the following: (i) a request for inclusion of the proposal in the notice of meeting, (ii) the text of the proposal(s) the shareholder intends to present at the meeting and, at the option of the shareholder, a brief explanation of why the shareholder favors the proposal(s), (iii)  the shareholder’s name and address, (iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder and (v) any material interest of the shareholder (other than as a shareholder) in the proposal.

(d)      A shareholder desiring to nominate a person(s) for election as director of the corporation at an annual meeting shall deliver to the Secretary, the following: (i) the name of the person(s) to be nominated, (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the shareholder by the nominee(s), (iii) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (iv) each nominee’s signed consent to serve as a director, (v) the proposing shareholder’s name and address and (vi) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder.  In addition, the proposing shareholder shall furnish the corporation with all other information the corporation may reasonably request to determine whether the nominee would be considered “independent” under the rules and standards applicable to the corporation.

(e)      Any request to be delivered pursuant to subsection (c) or (d) hereof must be delivered to the Secretary at the principal office of the corporation not less than ninety nor more than one hundred twenty days prior to the first anniversary of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within thirty days before or after the first anniversary date, the request shall be given in the manner provided herein by the later of the close of business on (i) the ninetieth day prior to the annual meeting date or (ii) the tenth day following the date that the annual meeting date is first publicly disclosed.

          Notwithstanding anything in this Section 9(e) to the contrary, if the number of directors to be elected is increased due to an increase in the number of directors fixed by the Board or a change in the Certificate of Incorporation and either all of the nominees or the size of the increased Board is not publicly disclosed by the corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a request to be delivered pursuant to subsection (d) hereof shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly disclosed in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(f)      A shareholder desiring to call a special meeting pursuant to Article 1, Section 2 of these by-laws shall comply with that Section in addition to Subsection (b) of this Section 9.

(g)     If a shareholder has submitted a request in compliance with subsection (c) or (f) hereof, the corporation shall include the proposal contained in the request in the corporation’s notice of meeting sent to shareholders, unless the requested proposal is not a proper action for shareholders to take as determined by the Board after advice from counsel.

(h)     In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of the postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 9.

(i)     Subsections (c) and (f) of this Section 9 shall not apply to shareholders’ proposals made pursuant to Rule 14a-8 under the Exchange Act.  This Section 9 shall not apply to the election of directors selected pursuant to the provisions of Article V of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock of the corporation having a preference, as to dividends or upon liquidation of the corporation to elect directors under specified circumstances.

(j)     The Chairman or, in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chairman and the Chief Executive Officer, the President, or in the absence of the Chairman, Chief Executive Officer and the President, the Vice-President designated by the Board to perform the duties and exercise the powers of the President, shall preside at any meeting of shareholders and, in addition to making any other determinations appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed has been duly given in the manner provided in this Section 9 and, if not so given, shall direct and declare at the meeting that such nominees or other matters are not properly before the meeting and shall not be considered.  The Board may adopt by resolution such rules, regulations and procedures for the conduct of shareholders’ meetings as it shall deem appropriate.

Section 10. Procedure for Action by Written Consent; Inspectors and Effectiveness.

(a)     In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board shall fix a record date, which record date shall not precede the date upon which it adopts the resolution fixing the record date.  Any shareholder entitled to vote on an action required or permitted to be taken at a meeting of shareholders who is seeking to have the shareholders authorize or take any such action by written consent shall, by written notice to the Secretary, request that the Board fix a record date.  The Board shall promptly, but in no event more than ten days after the date on which the request is received, adopt a resolution fixing the record date.  If no record date has been fixed within the time set forth above, the record date, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary.  If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(b)     The Board shall fix a date on which written consents are to be tabulated (the “Tabulation Date”).

(c)Every written consent shall bear the date of signature of each shareholder or person acting by proxy who signs the consent, and in the case of a consent executed by a person acting by proxy, a copy of the proxy shall be attached.  No action by written consent shall be effective unless by the Tabulation Date (or in the event the Board fails to set a Tabulation Date, by the date required under applicable law) a written consent or consents (after taking into account any consent revocations) signed by a sufficient number of shareholders to take such action are delivered to the corporation.

(d)     Promptly following the receipt of any consents with respect to a proposed corporate action, after taking into account any consent revocations, the corporation shall promptly engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations, counting and tabulating the valid consents, making a written report certifying the results thereof promptly following the Tabulation Date, and performing other proper incident duties.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Article 2

DIRECTORS

Section 1. Directors and Term of Office.

The Board shall consist of as many directors, not less than seven nor more than 13, as may from time to time be determined by the Board.  All directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.

Section 2. Election of Directors.

A nominee for director shall be elected to the Board if the nominee receives a majority of the votes cast.  A nominee receives a majority of the votes cast if the votes “for” such nominee’s election exceed the votes “against” such nominee’s election.  However, directors shall be elected by a plurality of the votes cast in any contested election for directors.  A contested election is any election in which the number of nominees seeking election is more than the number of directors to be elected and shall include any meeting of shareholders for which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Article 1, Section 9 of these by-laws and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the corporation first mails its notice of meeting for such meeting to the shareholders.  Shareholders will be permitted only to vote “for” or  “withhold” authority in a contested election.

Section 3. Vacancies.

In the event of a vacancy occurring in the Board, including a vacancy resulting from an increase in the number of directors as provided in Article V of the Certificate of Incorporation and Section 1 of this Article, and unless the Board determines to reduce the size of the Board to eliminate the vacancy, such vacancy shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next succeeding annual meeting of shareholders and until their successors shall be duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 4. Compensation.

Directors may receive from the corporation reasonable compensation for their services, including a fixed sum and expenses for attendance at meetings of the Board and at meetings of committees of the Board as shall be determined from time to time by the Board.

Section 5. Regular Meetings of Directors.

The Board shall by resolution schedule regular Board meetings.

Section 6. Notice of Regular Meetings of Directors.

No notice shall be required to be given of any regular meeting of the Board except as the Board may require.

Section 7. Special Meetings of Directors.

Special meetings of the Board may be called at any time by the Chairman or any two directors and may be held at any time and place within or without the State of New Jersey.

Section 8. Notice of Special Meetings of Directors.

Notice of each special meeting of the Board, stating the day, time, place, and purpose or purposes thereof, shall be given by the Chairman of the Board, the Secretary or any two directors to each director not less than two days by mail or one day by facsimile, telephone (including voice mail) or, electronic mail, prior to the date specified for the meeting.  Special meetings of the Board may also be held at any place and time, without notice, if all the directors are either present at the meeting or sign a waiver of notice, either before or after the meeting.

Section 9. Quorum.

At any meeting of the Board a quorum shall consist of a majority of the total number of directors and, except as otherwise provided by law or these by-laws, a majority of directors at a meeting at which a quorum is present shall decide any question that may come before the meeting.  A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  At the adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 10. Action of Directors or Committees Without a Meeting or When Directors are in Separate Places.

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any Board committee may be taken without a meeting if, prior or subsequent to the action, all directors or members of the committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or committee.  Any or all directors may participate in a meeting of the Board or committee by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 11.  Common Directorship and Director’s Personal Interest.

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm or association of any type or kind in which one or more of this corporation’s directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because the votes of such director or directors are counted for such purpose, if, any one of the following is true:  (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, providing that at least one director so consenting is disinterested, or by a majority of the directors present at the meeting and also by a majority of the disinterested directors, even though the number of the disinterested directors is less than a quorum; or (3) the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve, or ratify the contract or transaction.  Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described in this by-law is authorized, approved or ratified.

Article 3

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1. Establishment of Executive Committee and Other Committees.

There may be an Executive Committee, consisting of three or more directors, one of whom shall be the Chairman, appointed by the Board and such other committees, consisting of one or more directors, as from time to time established by a majority of the total number of directors the corporation would have if there were no vacancies (the “Entire Board”).  All committee members shall be appointed for the term of one year but shall hold office until their successors are elected and have qualified.  Any member of any committee, however, may be removed by the affirmative vote of a majority of the Entire Board.  The Board may determine whether any committee shall be composed in part or entirely of directors who are independent of the corporation.  The Board shall make all determinations of whether a director is independent.

Section 2. Vacancies.

In the event of a vacancy occurring in any committee, the Board, by resolution adopted by a majority of the Entire Board, may fill the vacancy for the unexpired term.

Section 3. Powers of Committees.

Subject to the limitations and regulations prescribed by law, including the New Jersey Business Corporation Act, or these by-laws or by the Board, the committees established by the Board shall have and may exercise all the authority of the Board, subject to their respective charters, except that no committee may make, alter, or repeal any by-laws, elect any director, remove any director or officer, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution of the Board establishing such committee or any other resolution of the Board which by its terms may be amended or repealed only by the Board.

Section 4. Regular Meetings.

The members of the Committee may by resolution schedule regular committee meetings.

Section 5. Notice of Regular Meetings.

No notice shall be required to be given of any regular meeting of any committee.

Section 6. Special Meetings.

Special meetings of the Executive Committee may be called at any time by the Chairman, the Chair of the committee, or by any two members of the committee and may be held at any place within or without the State of New Jersey and at any time.  Special meetings of any other committee may be called as the committee may determine.

Section 7. Notice of Special Meetings.

Notice of each special meeting of any committee, stating the meeting time, place, and purpose or purposes, shall be given by the Chair of the committee or by any two members of the committee, or, with respect to the Executive Committee, the Chairman or the Secretary or by any two members of the Executive Committee, to each member of the committee not less than two days by mail or one day by facsimile or telephone (including voice mail) or by electronic mail, prior to the meeting date.  Special meetings of any committee may also be held at any place and time, without notice, by unanimous consent of all the committee members or if all the committee members are present at the meeting.

Section 8. Quorum.

At any committee meeting a majority of the committee members shall constitute a quorum and, except where otherwise provided by law or these by-laws, a majority of committee members at a committee meeting at which a quorum is present shall decide any question that may come before the committee meeting.  A majority of the committee members present at any regular or special committee meeting, although less than a quorum, may adjourn the committee meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  At such adjourned committee meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original committee meeting.

Section 9. Committee Charters.

Each committee may and, if directed by the Board, shall establish a charter reflecting its function, charge, and responsibilities.  The charter shall be prepared by the committee and shall be subject to approval by the Board.

Section 10.  Committee Reports.

Each committee shall report its actions taken at committee meetings to the Board at the next meeting of the Board following the committee meeting unless the committee meeting occurred fewer than two days before the Board Meeting, in which case, the committee report may be made at the second regular Board after the committee meeting.

Article 4

OFFICERS

Section 1. Officers Enumerated.

The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and may include one or more Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, all of whom shall be elected by the Board.  The Chairman shall be a director of the corporation.  One person may hold more than one office. The Board may designate the officers who shall be the chief operating officer, the chief financial officer, and the chief legal officer of the corporation.

Section 2. Other Officers.

The Board may by resolution elect other officers, managers, agents, employees, or committees it deems necessary, who shall hold their offices for the terms and shall have the powers and perform the duties as shall be prescribed by the Board or these by-laws.  One person may hold more than one office.

Section 3. Term of Office.

All officers elected by the Board shall be elected for one-year terms, but shall hold office until their successors are elected and have qualified.  Any officer elected by the Board may be removed at any time by the affirmative vote of a majority of the Entire Board.

Section 4. Vacancies.

If any officer vacancy shall occur, the Board may fill it for the unexpired term.

Section 5. The Chairman of the Board.

The Chairman shall preside at all meetings of the Board and at all meetings of the shareholders and shall perform other duties as directed by the Board.

Section 6.  The Chief Executive Officer.

The Chief Executive Officer shall have the general powers and duties of supervision and management of the property and affairs of the corporation which usually pertain to the office, and shall perform all other duties as directed by the Board.  In the absence of the Chairman, the Chief Executive Officer shall preside at shareholder meetings and, if a director, Board meetings.  In the absence or disability of the Chairman, the Chief Executive Officer, if a director, shall perform the duties and exercise the power of the Chairman.

Section 7. The President.

The President shall have the powers and perform the duties which usually pertain to the office, and shall perform all other duties as directed by the Board or the Chief Executive Officer.  In the absence of the Chairman and the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and, if a director, the Chairman.

Section 8. The Vice-Presidents.

Each Vice-President shall have the powers and perform the duties which usually pertain to the office or as the Board, the Chairman, Chief Executive Officer or the President may direct.  In the absence or disability of the Chairman, Chief Executive Officer and President, the Vice-President designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer,  President and, if a director, the Chairman.

Section 9. The Secretary.

The Secretary shall issue notices of all meetings of shareholders and of the directors and of the Executive Committee where notices of such meetings are required by law or these by-laws.  The Secretary shall keep the minutes of meetings of shareholders and of the Board and of the Executive Committee and shall sign instruments requiring the Secretary’s signature, and shall perform other duties usually pertaining to the office and as the Board or the Chairman may direct.

Section 10. The Treasurer.

The Treasurer shall have the care and custody of all the moneys and securities of the corporation.  The Treasurer shall cause to be entered in books of the corporation, full and accurate accounts of all moneys received and paid, shall sign instruments requiring the signature of the Treasurer, and shall perform other duties usually pertaining to the office and as the Board or the Chairman shall direct.

Section 11. The Controller.

The Controller shall have the custody and operation of the accounting books and records of the corporation and shall establish and maintain adequate systems of internal control, disclosure control, and audit to safeguard the assets of the corporation and shall perform other duties usually pertaining to the office and as the Board and the Chairman may direct.

Section 12. Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller.

The duties of any Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller shall be those usually pertaining to their respective offices and as may be properly required of them by the Board or by the officers to whom they report.

Article 5

CAPITAL STOCK

Section 1. Stock Certificates.

Shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry maintained by the transfer agent and/or registrar of such stock, or a combination of both.

To the extent that shares are represented by certificates of stock, such certificates shall be issued only in numerical order with or without an alphabetic prefix or suffix. Certificates shall be signed by or bear the facsimile signatures of the Chairman, the President, or one of the Vice-Presidents and the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer. Certificates shall also be signed by or bear the facsimile signature of one of the transfer agents and of one of the registrars of the corporation as permitted or required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if the signatory had not ceased to be such at the date of its issue.

Section 2. Transfer of Shares.

Transfers of certificated shares, except where otherwise provided by law or these by-laws, shall be made on the books of the corporation pursuant to authority granted by power of attorney duly executed and filed by the holder thereof with one of the transfer agents, upon surrender of the certificate or certificates of the shares and in accordance with the provisions of the Uniform Commercial Code as adopted in New Jersey and as amended from time to time.

Transfers of uncertificated shares, except where otherwise provided by law or these by-laws, shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered holder of the uncertificated shares or by such person's attorney lawfully constituted in writing and in accordance with the provisions of the Uniform Commercial Code as adopted in New Jersey and as amended from time to time.

Section 3. Transfer Agents and Registrars.

The Board may at any time appoint one or more transfer agents and/or registrars for the transfer and/or registration of shares of stock, and may from time to time by resolution fix and determine the manner in which shares of stock of the corporation shall be transferred and/or registered.

Section 4. Lost, Stolen or Destroyed Certificates.

Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and its owner fails to so notify the corporation or the transfer agent within a reasonable time after having notice of the fact and the transfer agent or the corporation registers a transfer of the shares before receiving notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of the shares or any claim to a new certificate.

Subject to the foregoing, where the owner of shares claims that the certificate representing the shares has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the registered owner thereof, or the owner’s legal representative, (a) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) makes proof, in the form as the corporation prescribes, of ownership and that the certificate has been lost, destroyed or wrongfully taken; and (c) satisfies any other reasonable requirements imposed by the corporation including indemnification.  Approvals or any requirements pursuant to this section by the corporation may be granted or imposed by the Chairman, the President, any Vice-President, the Secretary, any Assistant Secretary, or any other officer as authorized by the Board.

Article 6

DIVIDENDS AND FINANCES

Section 1. Dividends.

Dividends may be declared by the Board and paid by the corporation at the times determined by the Board, pursuant to the provisions of the New Jersey Business Corporation Act.  Before payment of any dividend or making of any distribution of net profits there may be set aside out of the net profits of the corporation the sums determined by the Board from time to time, in its absolute discretion, to be proper and for the purposes determined by the Board to be conducive to the interests of the corporation.

Section 2. Finances.

All funds of the corporation not otherwise employed shall be deposited in its name in, and shall be subject to application or withdrawal from, banks, trust companies or other depositories to be selected in accordance with and in the manner and under the conditions authorized by, or pursuant to the authority of, resolutions of the Board.  All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by the officer, officers, agent, agents, employee or employees authorized by, or pursuant to the authority of, resolutions of the Board.  No officers, agents, or employees, either singly or together, shall have power to make any check, note, draft, or other negotiable instrument in the name of the corporation or to bind the corporation thereby, except as may be authorized in accordance with the provisions of this section.

Article 7

GENERAL

Section 1. Form of Seal.

The seal of the corporation shall be two concentric circles with the words and figures “Eastman Kodak Company, Incorporated, 1901”  between the circles and a monogram of the letters EKC in their center.  The seal may be an impression, a drawing or a facsimile thereof as determined from time to time by the Board.

Section 2. Indemnification of Directors, Officers and Employees.

(a)     The corporation shall, to the full extent authorized or permitted by law and within the limits of any agreement entered into by any particular Indemnitee (as defined below) with the corporation, indemnify and hold harmless against all liabilities any person who is or was a  director or officer, including such director’s or officer’s estate (an “Indemnitee”), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action suit or proceeding by or in the right of the corporation (an “Action”), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise;  provided, however, that the corporation shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts or omissions (a) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the corporation or its shareholders in connection with a matter to which he or she had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.  Subject to the receipt by the corporation of an undertaking by the Indemnitee to repay Expenses if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the corporation, the corporation shall pay or reimburse within 20 days following the later of (i) the receipt of such undertaking and (ii) the receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, trustee, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the corporation shall not be required hereunder to further pay or reimburse Expenses and, if requested by the corporation, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to this subsection (a).  The Indemnitee shall be entitled to be paid or reimbursed for Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under this subsection (a) under the same terms, conditions and limitations as the Indemnitee is entitled to Expenses under the previous sentence.  The corporation shall not be obligated under this subsection (a) to provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board.  For the purposes of this Article 7, “Expenses” shall include, without limitation, all reasonable fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.

(b)    Any Indemnitee shall promptly notify the corporation in writing upon the sooner of (i) becoming aware of an action, suit or proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (ii) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered under this Article 7.  The failure of an Indemnitee to so notify the corporation shall not relieve the corporation of any obligation which it may have to Indemnitee pursuant to this Article 7.

(c)    The corporation may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by subsection (a) of this Section 2, including the person’s estate (an “Employee Indemnitee”), who is or was an employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that such Employee Indemnitee is or was serving in any of the foregoing capacities.

Section 3.  Non-Exclusivity of Indemnification Rights.

The right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the corporation under Section 2 of this Article 7 shall be in addition to, and not in lieu of, any statutory or other right of indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee.  No amendment of this Article 7 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Section 4. Insurance.

The corporation may purchase and maintain insurance on its own behalf and on behalf of the one or more Indemnitees or Employee Indemnitees against any liability asserted against him or her and incurred by him or her in the capacity as a director, officer, trustee, employee or agent of this corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, whether or not the corporation would have the power to indemnify such person against such liability under this Article 7.

Article 8

AMENDMENTS

Except as may otherwise be required by law or by the Certificate of Incorporation, these by-laws may be amended, altered, or repealed, in whole or in part, by the affirmative vote of a majority of the Entire Board at any regular or special Board meeting.  The shareholders, by a majority of the votes cast at a meeting of the shareholders called for the purpose, may adopt, alter, amend or repeal these by-laws whether made by the Board or otherwise.  Amendments adopted by the shareholders pursuant to this Article 8 may not be amended or repealed by action of the Board without (i) the affirmative vote of a majority of the votes cast at a meeting of the shareholders called for the purpose, or (ii) approval by written consent of the shareholders.